Exhibit 99.1

KULR TECHNOLOGY CORPORATION

FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

KULR TECHNOLOGY CORPORATION

We have audited the accompanying balance sheets of KULR TECHNOLOGY CORPORATION (the “Company”) as of December 31, 2016 and 2015, and the related statements of operations, changes in stockholders’ deficiency and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of KULR TECHNOLOGY CORPORATION as of December 31, 2016 and 2015, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Chen & Fan Accountancy Corporation

Chen & Fan Accountancy Corporation

San Jose, California

May 3, 2017, except for Note 11, as to which the date is June 19, 2017

1

KULR TECHNOLOGY CORPORATION

Balance Sheets

	December 31,
	2016	2015

Assets

Current Assets:
Cash	$9,087	$138,753
Account receivable	6,900	3,300
Note receivable - related party	85,000	-
Interest receivable - related party	2,152	-
Other current receivable	30,000	30,000
Other current receivable - related parties	2,000	2,000
Inventory	12,932	20,337
Prepaid expenses and other current assets	15,992	8,474

Total Current Assets	164,063	202,864

Property and equipment, net	462	1,118

Total Assets	$164,525	$203,982

Liabilities and Stockholders' Deficiency

Current Liabilities:
Accrued expenses and other current liabilities	$72,445	$117,121
Accrued expenses and other current liabilities - related parties	359,241	117,609

Total Current Liabilities	431,686	234,730

Commitments and contingencies

Stockholders' Deficiency:
Preferred stock, $0.0001 par value, 8,400,000 shares authorized;
Series A Convertible Preferred Stock, 5,000,000 shares designated; 5,000,000 shares issued and outstanding	500	500
Series A1 Convertible Preferred Stock, 3,400,000 shares designated; 1,833,334 and 0 shares issued and outstanding in 2016 and 2015, respectively	183	-
Common stock, $0.0001 par value, 33,400,000 shares authorized; 21,500,000 shares issued and outstanding	2,150	2,150
Additional paid-in capital	1,663,816	1,078,084
Accumulated deficit	(1,933,810)	(1,111,482)

Total Stockholders' Deficiency	(267,161)	(30,748)

Total Liabilities and Stockholders' Deficiency	$164,525	$203,982

The accompanying notes are an integral part of these financial statements.

2

KULR TECHNOLOGY CORPORATION

Statements of Operations

	For the Years Ended,
	December 31,
	2016	2015

Revenues	$6,900	$3,300

Cost of revenues	7,749	2,583

Gross (Loss) Profit	(849)	717

Operating Expenses:
Research and development	29,404	3,640
Research and development - related parties	395,322	379,481
General and administrative	398,130	291,473

Total Operating Expenses	822,856	674,594

Loss From Operations	(823,705)	(673,877)

Other Income:
Interest income	25	114
Interest income - related party	2,152	-

Total Other Income	2,177	114

Loss Before Income Taxes	(821,528)	(673,763)

Income tax expense	800	800

Net Loss	$(822,328)	$(674,563)

Net Loss Per Share
- Basic and Diluted	$(0.04)	$(0.05)

Weighted Average Number of Common Shares Outstanding
- Basic and Diluted	19,492,059	12,814,117

The accompanying notes are an integral part of these financial statements.

3

KULR TECHNOLOGY CORPORATION

Statements of Changes in Stockholders’ Equity (Deficiency)

For the Years Ended December 31, 2016 and 2015

									Total
	Convertible Preferred Stock						Additional		Stockholders'
	Series A		Series A1		Common Stock		Paid-In	Accumulated	Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficiency)

Balance - December 31, 2014	5,000,000	$500	-	$-	21,500,000	$2,150	$1,048,104	$(436,919)	$613,835

Stock-based compensation	-	-	-	-	-	-	29,980	-	29,980

Net loss	-	-	-	-	-	-	-	(674,563)	(674,563)

Balance - December 31, 2015	5,000,000	$500	-	$-	21,500,000	$2,150	$1,078,084	$(1,111,482)	$(30,748)

Issuance of Series A1 convertible preferred stock	-	-	1,833,334	183	-	-	549,817	-	550,000

Stock-based compensation	-	-	-	-	-	-	35,915	-	35,915

Net loss	-	-	-	-	-	-	-	(822,328)	(822,328)

Balance - December 31, 2016	5,000,000	$500	1,833,334	$183	21,500,000	$2,150	$1,663,816	$(1,933,810)	$(267,161)

The accompanying notes are an integral part of these financial statements.

4

KULR TECHNOLOGY CORPORATION

Statements of Cash Flows

	For the Years Ended
	December 31,
	2016	2015

Cash Flows From Operating Activities
Net loss	$(822,328)	$(674,563)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	656	610
Stock-based compensation	35,915	29,980
Changes in operating assets and liabilities:
Account receivable	(3,600)	(3,300)
Inventory	7,405	3,874
Interest receivable - related party	(2,152)	-
Prepaid expenses and other current assets	(7,518)	4,000
Accrued expenses and other current liabilities	(44,676)	71,408
Accrued expenses and other current liabilities - related parties	241,632	57,401

Net Cash Used In Operating Activities	(594,666)	(510,590)

Cash Flows From Investing Activities
Issuance of note receivable - related party	(85,000)	-

Net Cash Used In Investing Activities	(85,000)	-

Cash Flows From Financing Activities
Proceeds from issuance of Series A1 convertible preferred stock	550,000	-

Net Cash Provided By Financing Activities	550,000	-

Net Decrease in Cash	(129,666)	(510,590)

Cash - Beginning of Year	138,753	649,343

Cash - End of Year	$9,087	$138,753

The accompanying notes are an integral part of these financial statements.

5

KULR TECHNOLOGY CORPORATION

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

Note 1 – Business Organization and Nature of Operations

KULR Technology Corporation, a Delaware corporation (“KULR” or the “Company”), was formed in 2013 and is based in Santa Clara, California. KULR is primarily focused on commercializing its thermal management technologies in the high value, high-performance consumer electronic and energy storage applications. KULR owns proprietary carbon fiber based (Carbon Fiber Velvet or “CFV”) thermal management solutions that it believes are more effective at storing, conducting, and dissipating waste heat generated by an electronic system’s internal components (i.e. semiconductor, integrated circuits “chips”) in comparison to traditional materials, such as copper and aluminum. KULR’s technologies can be applied inside a wide array of electronic applications, such as mobile devices, cloud computing, virtual reality platforms, satellites, internet of things, drones, and connected cars. In addition to thermal management of electronic systems, KULR has developed a highly effective, passive energy storage solution for lithium ion batteries that has been tested and endorsed by the National Aeronautics and Space Administration (“NASA”).

Note 2 – Summary of Significant Accounting Policies

Use of Estimates

Preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) requires management to make estimates, judgments and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, together with amounts disclosed in the related notes to the financial statements. The Company’s significant estimates used in these financial statements include, but are not limited to, stock-based compensation, the collectability of receivables, inventory valuations, the recoverability and useful lives of long-lived assets and the valuation allowance related to the Company’s deferred tax assets. Certain of the Company’s estimates could be affected by external conditions, including those unique to the Company and general economic conditions. It is reasonably possible that these external factors could have an effect on the Company’s estimates and could cause actual results to differ from those estimates.

Concentrations of Credit Risk

The Company maintains cash in bank accounts, which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts, periodically evaluates the creditworthiness of the financial institutions and has determined the credit exposure to be negligible.

During the years ended December 31, 2016 and 2015, 100% of the Company’s revenues were generated from the same customer. As of December 31, 2016 and 2015, a receivable from the same customer comprised 100% of the Company’s total account receivable.

Accounts Receivable

Accounts receivable are carried at their contractual amounts, less an estimate for uncollectible amounts. As of December 31, 2016 and 2015, there were no allowances for uncollectable amounts. Management estimates the allowance for bad debts based on existing economic conditions, the financial conditions of the customers, and the amount and age of past due accounts. Receivables are considered past due if full payment is not received by the contractual due date. Past due accounts are generally written off against the allowance for bad debts only after all collection attempts have been exhausted.

Loan and Other Receivables

The Company carries receivables from certain related and non-related parties. The receivables are carried at their contractual amounts. Management evaluates the collectability of the receivables at least quarterly. Management estimates the reserve for uncollectibility based on existing economic conditions, the financial conditions of the counterparties, and the amount and age of past due receivables. Receivables are considered past due if full payment is not received by the contractual due date. Past due amounts are generally written off against the reserve for uncollectibility only after all collection attempts have been exhausted. See Note 3 – Note Receivable – Related Party and Note 10 – Stockholders’ Deficiency – Common Stock for additional details.

Inventory

Inventory is comprised of CFV thermal management solutions which are available for sale. Inventories are stated at the lower of cost and net realizable value. Cost is determined by the first-in, first-out method. Inventory that is sold to third parties is included within cost of sales and inventory that is given as samples is included within operating expenses. The Company periodically reviews for slow-moving, excess or obsolete inventories. Products that are determined to be obsolete, if any, are written down to net realizable value. As of December 31, 2016 and 2015, the Company’s inventory was comprised solely of finished goods.

6

KULR TECHNOLOGY CORPORATION

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation, which is recorded commencing at the in-service date using the straight-line method at rates sufficient to charge the cost of depreciable assets to operations over their estimated useful lives. The Company’s property and equipment is comprised of computer equipment that has a useful life of three (3) years.

The Company reviews for the impairment of long-lived assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment loss would be recognized when estimated future cash flows expected to result from the use of the asset and its eventual disposition are less than its carrying amount.

Convertible Instruments

The Company evaluates its convertible instruments to determine if those contracts or embedded components of those contracts qualify as derivative financial instruments to be separately accounted for in accordance with Topic 815 of the Financial Accounting Standards Board ("FASB") Accounting Standards Codification (“ASC”). The accounting treatment of derivative financial instruments requires that the Company record embedded conversion options and any related freestanding instruments at their fair values as of the inception date of the agreement and at fair value as of each subsequent balance sheet date. Any change in fair value is recorded as non-operating, non-cash income or expense for each reporting period at each balance sheet date. The Company reassesses the classification of its derivative instruments at each balance sheet date. If the classification changes as a result of events during the period, the contract is reclassified as of the date of the event that caused the reclassification. Embedded conversion options and any related freestanding instruments are recorded as a discount to the host instrument.

Fair Value of Financial Instruments

The Company measures the fair value of financial assets and liabilities based on the guidance of ASC 820 “Fair Value Measurements and Disclosures” (“ASC 820”) which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 — quoted prices in active markets for identical assets or liabilities

Level 2 — quoted prices for similar assets and liabilities in active markets or inputs that are observable

Level 3 — inputs that are unobservable (for example, cash flow modeling inputs based on assumptions)

The carrying amounts of the Company’s financial instruments, such as cash, accounts receivable and accrued expenses and other current liabilities approximate fair values due to the short-term nature of these instruments. The carrying amounts of the Company’s short–term credit obligations approximate fair value because the effective yields on these obligations, which include contractual interest rates, are comparable to rates of returns for instruments of similar credit risk.

Revenue Recognition

The Company recognizes revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured. Sales are recognized upon shipment to the customer, free on board shipping point, or the point of customer acceptance.

During the years ended December 31, 2016 and 2015, the Company recognized $6,900 and $3,300, respectively, of revenue related to the sale of CFV thermal management solutions.

7

KULR TECHNOLOGY CORPORATION

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

Research and Development

Research and development expenses are charged to operations as incurred. During the years ended December 31, 2016 and 2015, the Company incurred $424,726 and $383,121, respectively, of research and development expenses.

Stock-Based Compensation

The Company measures the cost of services received in exchange for an award of equity instruments based on the fair value of the award. For employees, the fair value of the award is measured on the grant date and for non-employees, the fair value of the award is generally re-measured on vesting dates and interim financial reporting dates until the service period is complete. The fair value amount is then recognized over the period during which services are required to be provided in exchange for the award, usually the vesting period. The fair value of the Company’s restricted equity instruments was estimated by management based on observations of the cash sales prices of both restricted shares and freely tradable shares. Awards granted to directors are treated on the same basis as awards granted to employees. Upon the exercise of an option or warrant, the Company issues new shares of common stock out of its authorized shares.

Net Loss Per Common Share

Basic net loss per common share is computed by dividing net loss by the weighted average number of vested common shares outstanding during the period. During the years ended December 31, 2016 and 2015, 2,007,941 and 8,685,883 weighted average shares of unvested common stock, respectively, were excluded from weighted average common stock outstanding. Diluted net loss per common share is computed by dividing net loss by the weighted average number of vested common shares, plus the net impact of common shares (computed using the treasury stock method), if dilutive, resulting from the conversion of preferred stock.

The following common stock equivalents are excluded from the calculation of weighted average dilutive common shares because their inclusion would have been anti-dilutive:

	December 31,
	2016	2015
Preferred stock	6,833,334	5,000,000
Total potentially dilutive shares	6,833,334	5,000,000

Subsequent Events

The Company has evaluated subsequent events through June 19, 2017, the date which the financial statements were available to be issued.

Income Taxes

The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of items that have been included or excluded in the financial statements or tax returns. Deferred tax assets and liabilities are determined on the basis of the difference between the tax basis of assets and liabilities and their respective financial reporting amounts (“temporary differences”) at enacted tax rates in effect for the years in which the temporary differences are expected to reverse.

The Company utilizes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.

Management has evaluated and concluded that there were no material uncertain tax positions requiring recognition in the Company’s financial statements as of December 31, 2016 and 2015. The Company does not expect any significant changes in its unrecognized tax benefits within twelve months of the reporting date.

The Company’s policy is to classify assessments, if any, for tax related interest as interest expense and penalties as general and administrative expenses in the statements of operations.

8

KULR TECHNOLOGY CORPORATION

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

Recently Issued Accounting Pronouncements

In May 2014, the FASB issued Accounting Standards Update (“ASU”) No. 2014-09, “Revenue from Contracts with Customers,” (“ASU 2014-09”). ASU 2014-09 supersedes the revenue recognition requirements in ASC 605 - Revenue Recognition and most industry-specific guidance throughout the ASC. The standard requires that an entity recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. ASU 2014-09 should be applied retrospectively to each prior reporting period presented or retrospectively with the cumulative effect of initially applying ASU 2014-09 recognized at the date of initial application. To allow entities additional time to implement systems, gather data and resolve implementation questions, the FASB issued ASU No. 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date, in August 2015, to defer the effective date of ASU No. 2014-09 for one year, which is fiscal years beginning after December 15, 2017. The Company is currently evaluating the impact that the of adoption of this standard will have on its financial statements.

In August 2014, the FASB issued ASU No. 2014-15, “Presentation of Financial Statements – Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern” (“ASU 2014-15”). ASU 2014-15 explicitly requires management to evaluate, at each annual or interim reporting period, whether there are conditions or events that exist which raise substantial doubt about an entity’s ability to continue as a going concern and to provide related disclosures. ASU 2014-15 is effective for annual periods ending after December 15, 2016, and annual and interim periods thereafter, with early adoption permitted. The Company adopted this standard effective January 1, 2015 and its adoption did not have a material impact on its financial statements.

In July 2015, the FASB issued ASU No. 2015-11, “Inventory (Topic 330): Simplifying the Measurement of Inventory,” (“ASU 2015-11”). ASU 2015-11 amends the existing guidance to require that inventory should be measured at the lower of cost and net realizable value. Net realizable value is the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation. Subsequent measurement is unchanged for inventory measured using last-in, first-out or the retail inventory method. For public business entities, ASU 2015-11 is effective for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years. For all other entities, ASU 2015-11 is effective for fiscal years beginning after December 15, 2016, and interim periods within fiscal years beginning after December 15, 2017. ASU 2015-11 should be applied prospectively with earlier application permitted as of the beginning of an interim or annual reporting period. The Company adopted this standard effective January 1, 2015 and its adoption did not have a material impact on its financial statements.

In November 2015, the FASB issued ASU No. 2015-17, “Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes”, or ASU 2015-17. The FASB issued ASU 2015-17 as part of its ongoing Simplification Initiative, with the objective of reducing complexity in accounting standards. The amendments in ASU 2015-17 require entities that present a classified balance sheet to classify all deferred tax liabilities and assets as a noncurrent amount. This guidance does not change the offsetting requirements for deferred tax liabilities and assets, which results in the presentation of one amount on the balance sheet. Additionally, the amendments in ASU 2015-17 align the deferred income tax presentation with the requirements in International Accounting Standards (IAS) 1, Presentation of Financial Statements.  The amendments in ASU 2015-17 are effective for financial statements issued for annual periods beginning after December 15, 2016, and interim periods within those annual periods. The Company does not anticipate that the adoption of this standard will have a material impact on its financial statements.

In February 2016, the FASB issued ASU No. 2016-02, “Leases” (“ASU 2016-02”), which amends the existing accounting standards for lease accounting, including requiring lessees to recognize most leases on their balance sheets and making targeted changes to lessor accounting. ASU 2016-02 will be effective beginning in the first quarter of 2019. Early adoption of ASU 2016-02 is permitted. The new standard requires a modified retrospective transition approach for all leases existing at, or entered into after, the date of initial application, with an option to use certain transition relief. The Company is currently evaluating the impact that the of adoption of this standard will have on its financial statements.

In March 2016, the FASB issued ASU No. 2016-09, “Compensation – Stock Compensation (Topic 718)” (“ASU 2016-09”). ASU 2016-09 requires an entity to simplify several aspects of the accounting for share-based payment transactions, including the income tax consequences, classification of awards as either equity or liabilities, and classification on the statement of cash flows. ASU 2016-09 is effective for fiscal years beginning after December 15, 2016, with early adoption permitted. The Company adopted this standard effective January 1, 2015 and its adoption did not have a material impact on its financial statements.

In April 2016, the FASB issued ASU 2016-10, “Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing” (“ASU 2016-10”). The amendments in this update clarify the following two aspects to Topic 606: identifying performance obligations and the licensing implementation guidance, while retaining the related principles for those areas. The entity first identifies the promised goods or services in the contract and reduces the cost and complexity. An entity evaluates whether promised goods and services are distinct. Topic 606 includes implementation guidance on determining whether an entity’s promise to grant a license provides a customer with either a right to use the entity’s intellectual property (which is satisfied at a point in time) or a right to access the entity’s intellectual property (which is satisfied over time). ASU 2016-10 is effective for fiscal years beginning after December 15, 2017, including interim reporting periods within that reporting period. The Company is currently evaluating the impact that the of adoption of this standard will have on its financial statements.

9

KULR TECHNOLOGY CORPORATION

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

In August 2016, the FASB issued ASU 2016-15, “Statement of Cash Flows (Topic 230) Classification of Certain Cash Receipts and Cash Payments” (“ASU 2016-15”). The new standard will make eight targeted changes to how cash receipts and cash payments are presented and classified in the statement of cash flows. The new standard is effective for fiscal years beginning after December 15, 2017. The Company will require adoption on a retrospective basis unless it is impracticable to apply, in which case the Company would be required to apply the amendments prospectively as of the earliest date practicable. The Company is currently evaluating the impact that the of adoption of this standard will have on its financial statements.

In October 2016, the FASB issued ASU No. 2016-17, “Consolidation (Topic 810) – Interests Held through Related Parties That Are under Common Control” (“ASU 2016-17”). ASU 2016-17 requires, when assessing which party is the primary beneficiary in a VIE, that the decision maker considers interests held by entities under common control on a proportionate basis instead of treating those interests as if they were that of the decision maker itself, as current GAAP requires. The ASU is effective for annual periods, and interim periods therein, beginning after December 15, 2016. Early application is permitted in any interim or annual period. The Company adopted this standard effective January 1, 2015 and its adoption did not have a material impact on its financial statements.

In May 2017, the FASB issued ASU 2017-09, "Compensation-Stock Compensation (Topic 718): Scope of Modification Accounting" ("ASU 2017-09"), which provides guidance about which changes to the terms or conditions of a share-based payment award require an entity to apply modification accounting in Topic 718. The standard is effective for annual periods beginning after December 15, 2017, with early adoption permitted, including adoption in any interim period for which financial statements have not yet been issued. The Company does not expect the adoption of ASU 2017-07 will have a material impact on its financial statements.

Liquidity and Management’s Plans

As of December 31, 2016, the Company had a cash balance, a working capital deficiency and an accumulated deficit of $9,087, $267,623 and $1,933,810, respectively. During the years ended December 31, 2016 and 2015, the Company incurred net losses of $822,328 and $674,563, respectively.

Subsequent to December 31, 2016, the Company received an aggregate of $800,000 associated with the issuance of promissory notes to a related party. In addition, the Company closed on a share exchange agreement with KT High-Tech Marketing, Inc. As a result of the subsequent financing and the closing of the share exchange agreement, the Company believes it has sufficient cash to sustain its operations for at least a year from the date of this filing. See Note 11 – Subsequent Events – Promissory Notes – Related Party and Note 11 – Subsequent Events – Share Exchange Agreement for additional details.

Note 3 – Note Receivable – Related Party

On April 11, 2016, the Company issued a one-year note receivable from its Chief Executive Officer (“CEO”) with a principal amount of $85,000 and an interest rate of 3.5% per year. As of December 31, 2016, the interest receivable in connection with the note was $2,152 which is included in current assets on the balance sheet. Subsequent to December 31, 2016, the Company’s CEO repaid the note and interest in full.

Note 4 – Prepaid Expenses and Other Current Assets

As of December 31, 2016 and 2015, prepaid expenses and other current assets consisted of the following:

	December 31,
	2016	2015
Prepaid conference fees	$4,844	$-
Prepaid salary	7,500	-
Security deposit	3,648	8,474
Total prepaid expenses and other current assets	$15,992	$8,474

10

KULR TECHNOLOGY CORPORATION

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

Note 5 – Property and Equipment

As of December 31, 2016 and 2015, property and equipment consisted of the following:

	December 31,
	2016	2015
Computer equipment	$1,829	$1,829
Less: accumulated deprecation	(1,367)	(711)
Property and equipment, net	$462	$1,118

Depreciation expense amounted to $656 and $610 for the years ended December 31, 2016 and 2015, respectively, which is included in general and administrative expenses in the statements of operations.

Note 6 – Accrued Expenses and Other Current Liabilities

As of December 31, 2016, and 2015, accrued expenses and other current liabilities consisted of the following:

	December 31,
	2016	2015
Payroll tax payable	$36,422	$22,258
Accrued professional fees	18,000	90,000
Credit card payable	9,521	-
Accrued research and development expenses	6,250	-
Other	2,252	4,863
Total accrued expenses and other current liabilities	$72,445	$117,121

Note 7 – Accrued Expenses and Other Current Liabilities – Related Parties

As of December 31, 2016, and 2015, accrued expenses and other current liabilities – related parties consisted of the following:

	December 31,
	2016	2015
Accrued research and development expenses - related parties	$351,540	$108,719
Accrued travel and other expenses - related party	-	1,390
Due to related party	7,701	-
Due to CEO	-	7,500
Total accrued expenses and other current liabilities - related parties	$359,241	$117,609

Accrued research and development expenses – related parties consists of (a) a liability of $77,500 and $32,000 as of December 31, 2016 and 2015, respectively, to the Company’s Chief Technology Officer (“CTO”) in connection with consulting services provided to the Company (See Note 9 – Commitments and Contingencies – License and Development Agreement); and (b) a liability of $274,040 and $76,718 as of December 31, 2016 and 2015, respectively, to Energy Science Laboratories, Inc. (“ESLI”), a company controlled by the Company’s CTO, in connection with consulting services provided to the Company associated with the development of the Company’s CFV thermal management solutions.

Due to related party consists of amounts owed to KT High-Tech Marketing, Inc., a Delaware corporation (“KT High-Tech”). The Company’s CEO is the President, CEO, director and controlling shareholder of KT High-Tech.

11

KULR TECHNOLOGY CORPORATION

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

Note 8 – Income Taxes

The income tax provision (benefit) for the years ended December 31, 2016 and 2015 consists of the following:

	For The Years Ended
	December 31,
	2016	2015
Federal:
Current	$-	$-
Deferred	(277,950)	(228,225)

State and local:
Current	800	800
Deferred	(49,850)	(41,075)
	(327,000)	(268,500)
Change in valuation allowance	327,800	269,300
Income tax provision (benefit)	$800	$800

Only minimum state income tax obligations have been recorded for the years ended December 31, 2016 and 2015 because the Company had net operating losses for federal and state tax purposes. The net operating loss carryovers may be subject to annual limitations under Internal Revenue Code Section 382, and similar state provisions, should there be a greater than 50% ownership change as determined under the applicable income tax regulations. The amount of the limitation would be determined based on the value of the company immediately prior to the ownership change and subsequent ownership changes could further impact the amount of the annual limitation. An ownership change pursuant to Section 382 may have occurred in the past or could happen in the future, such that the NOLs available for utilization could be significantly limited. The Company will perform a Section 382 analysis in the future. The related increase in the deferred tax asset was offset by the valuation allowance.

A reconciliation of the statutory federal income tax rate to the Company’s effective tax rate is as follows:

	For The Years Ended
	December 31,
	2016	2015
Tax benefit at federal statutory rate	(34.0)%	(34.0)%
State income taxes, net of federal benefit	(5.9)%	(5.9)%
Permanent differences	0.1%	0.1%
Change in valuation allowance	39.9%	39.9%
Effective income tax rate	0.1%	0.1%

The Company has determined that a valuation allowance for the entire net deferred tax asset is required. A valuation allowance is required if, based on the weight of evidence, it is more likely than not that some or the entire portion of the deferred tax asset will not be realized. After consideration of all the evidence, both positive and negative, management has determined that a full valuation allowance is necessary to reduce the deferred tax asset to zero, the amount that will more likely not be realized.

12

KULR TECHNOLOGY CORPORATION

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

The tax effects of temporary differences that give rise to deferred tax assets are presented below:

	For The Years Ended
	December 31,
	2016	2015
Deferred Tax Assets:
Net operating loss carryforward	$722,500	$407,500
Stock-based compensation	33,900	19,500
Accruals	-	1,600
Gross deferred tax assets	756,400	428,600

Valuation allowance	(756,400)	(428,600)

Deferred tax asset, net of valuation allowance	$-	$-

Changes in valuation allowance	$327,800	$269,300

At December 31, 2016 and 2015, the Company had net operating loss carry forwards for federal and state income tax purposes of approximately $1.8 million and $1.0 million, respectively, which may be used to offset future taxable income through 2036, subject to the Company filing delinquent tax returns for 2015 and 2014. Accordingly, most of the federal and state NOLs described herein will not be available to offset future taxable income until the outstanding tax returns are filed with the respective federal and state tax authorities.

The Company’s tax returns are subject to examination by tax authorities beginning with the year ended December 31, 2013.

Note 9 – Commitments and Contingencies

Operating Lease

On September 2, 2014, the Company entered into a lease agreement to lease 5,296 square feet of space located in San Diego, California with respect to its research and development activities. The monthly base rent ranged from $4,237 to $4,364 per month over the term of the lease. In connection with the lease, the Company paid the landlord a security deposit of $8,474. The aggregate base rent payable over the lease term was recognized on a straight-line basis. During the years ended December 31, 2016 and 2015, the Company recognized rent expense of $53,822 and $52,831, respectively. The lease expired on November 30, 2016.

In November 2016, the Company declined to extend the lease, however, the parties agreed to transfer the property, under a new lease agreement, to KT High-Tech beginning in January of 2017. Under this new agreement, KULR agreed to pay rent for the month of December in the amount of $4,825, which reduced the security deposit on hand. The landlord returned the remaining security deposit of $3,647 to KULR in January 2017.

Consulting Agreements

On June 2, 2014, the Company entered into consulting agreements with its CEO and CTO. The agreements provide for a monthly retainer of $6,250 for June 2014 through November 2014 and $6,500 thereafter. The term of each agreement is twelve months and provide for automatic extensions, in the absence of termination. The consulting agreements were terminated in connection with the closing of the share exchange agreement discussed in Note 11 – Subsequent Events – Share Exchange Agreement.

On June 16, 2016, the Company entered into a one-year agreement with a consultant to provide research and development consulting services to the Company. The agreement provides for an annual retainer of $50,000 payable monthly or quarterly.

License and Development Agreement

On April 15, 2013, the Company entered into a license and development agreement with ESLI, whereby ESLI agreed to grant to the Company and its affiliates an irrevocable, exclusive, fully paid, royalty free, sublicensable, world-wide license to use, make, have made, develop, create derivative works, sell, offer to sell, import products and/or services which use all or a portion of the thermal management technologies and thermal intellectual property for all markets other than military, aerospace and defense applications. On April 15, 2015, the Company and ESLI entered into a consulting agreement, whereby the parties agreed that ESLI would provide certain research and development services to the Company. Either party may terminate the engagement without cause by providing the other party with a written notice of termination. See Note 7 – Accrued Expenses and Other Current Liabilities – Related Parties for additional details.

13

KULR TECHNOLOGY CORPORATION

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

Note 10 – Stockholders’ Deficiency

Authorized Capital

The Company is authorized to issue 33,400,000 shares of common stock, par value of $0.0001 per share, and 8,400,000 shares of preferred stock, par value of $0.0001 per share. The preferred stock is designated as follows: 5,000,000 shares designated as Series A Convertible Preferred Stock and 3,400,000 shares designated as Series A1 Convertible Preferred Stock.

Preferred Stock

Series A Convertible Preferred Stock

On August 22, 2014, the Company sold an aggregate of 5,000,000 shares of Series A Convertible Preferred Stock to investors at a price of $0.20 per share for aggregate proceeds of $1,000,000.

The Series A Convertible Preferred Stock is convertible, at the option of the holder, at any time into such number of shares of common stock determined by dividing $0.20 (subject to adjustment as defined in the Certificate of Incorporation) (the “Series A Original Issue Price”) by the then applicable conversion price, which is defined as $0.20 per share (subject to adjustment as defined in the Certificate of Incorporation) (the “Series A Conversion Price”) (such number of shares of common stock into which each share of Series A Convertible Preferred Stock may be converted is defined as the “Series A Conversion Rate”). In the event of any issuances by the Company less than the in-force Series A Conversion Price (excluding certain specified issuance as defined in the Certificate of Incorporation), the Series A Conversion Price shall be reduced on a weighted average basis.

Each share of Series A Convertible Preferred Stock shall automatically be converted into shares of common stock at the Series A Conversion Rate upon: (i) the closing of a firm underwritten public offering pursuant to an effective registration statement covering the offer and sale of common stock at a price per share equal to three times the Series A Original Issue Price and for a total offering of at least $15,000,000; or (ii) the receipt by the Company of a written request for such conversion from the holders of a majority of the shares of the Series A Convertible Preferred Stock then outstanding. See Note 11 – Subsequent Events – Preferred Stock for additional details.

In the event of the Company’s liquidation, dissolution or winding up, holders of Series A Convertible Preferred Stock will be entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of common stock, an amount per share for each share of the Series A Convertible Preferred Stock held by them equal to the sum of (i) $0.20 per share (subject to adjustment as defined in the Certificate of Incorporation) and (ii) all declared but unpaid dividends. Except as otherwise required by law, the holders of shares of Series A Convertible Preferred Stock shall vote on an as-if-converted-to-common-stock basis with the common stock. In any calendar year, the holders of shares of Series A Convertible Preferred Stock shall be entitled to receive non-cumulative dividends, when, as and if declared by the Company’s Board of Directors. at an annual rate of 5%. As of the date of filing, no dividends have been declared by the Company’s Board of Directors.

Series A1 Preferred Stock

On September 30, 2016, the Company sold an aggregate of 1,333,334 shares of Series A1 Convertible Preferred Stock to investors at a price of $0.30 per share for aggregate cash consideration of $550,000; plus another 500,000 shares of Series A1 Convertible Preferred Stock that were exchanged for $150,000 of legal services provided to the Company.

The Series A1 Convertible Preferred Stock is convertible, at the option of the holder, at any time into such number of shares of common stock determined by dividing $0.30 (subject to adjustment as defined in the Certificate of Incorporation) (the “Series A1 Original Issue Price”) by the then applicable conversion price, which is defined as $0.30 per share (subject to adjustment as defined in the Certificate of Incorporation) (the “Series A1 Conversion Price”) (such number of shares of common stock into which each share of Series A1 Convertible Preferred Stock by be converted is defined as the “Series A1 Conversion Rate”). In the event of any issuances by the Company less than the in-force Series A1 Conversion Price (excluding certain specified issuance as defined in the Certificate of Incorporation), the Series A1 Conversion Price shall be reduced on a weighted average basis.

14

KULR TECHNOLOGY CORPORATION

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

Each share of Series A1 Convertible Preferred Stock shall automatically be converted into shares of common stock at the Series A1 Conversion Rate upon: (i) the closing of a firm underwritten public offering pursuant to an effective registration statement covering the offer and sale of common stock at a price per share equal to three times the Series A1 Original Issue Price and for a total offering of at least $15,000,000; or (ii) the receipt by the Company of a written request for such conversion from the holders of a majority of the shares of the Series A1 Convertible Preferred Stock then outstanding. See Note 11 – Subsequent Events – Preferred Stock for additional details.

In the event of the Company’s liquidation, dissolution or winding up, holders of Series A1 Convertible Preferred Stock will be entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of common stock, an amount per share for each share of the Series A1 Convertible Preferred Stock held by them equal to the sum of (i) $0.30 per share (subject to adjustment as defined in the Certificate of Incorporation) and (ii) all declared but unpaid dividends. Except as otherwise required by law, the holders of shares of Series A1 Convertible Preferred Stock shall vote on an as-if-converted-to-common-stock basis with the common stock. In any calendar year, the holders of shares of Series A1 Convertible Preferred Stock shall be entitled to receive non-cumulative dividends, when, as and if declared by the Company’s Board of Directors at an annual rate of 5%. As of the date of filing, no dividends have been declared by the Company’s Board of Directors.

Common Stock

During 2013, the Company issued an aggregate of 20,000,000 shares of restricted common stock to the two founding officers of the Company for aggregate consideration of $2,000. As of December 31, 2016 and 2015, the consideration had not been received and was included within other current receivable – related parties on the balance sheets. The shares are subject to the right of the Company to repurchase the shares (the “Repurchase Option”) according to the following schedule: (a) one-third (1/3rd) of the total number of shares shall be released from the Repurchase Option on July 31, 2014; thereafter, (b) one-thirty-sixth (1/36th) of the total number of shares shall be released from the Repurchase Option on the corresponding day of each following month.

During 2014, the Company issued an aggregate of 1,500,000 shares of restricted common stock to certain consultants of the Company for aggregate consideration of $30,000. As of December 31, 2016 and 2015, the consideration had not been received and was included within other current receivable on the balance sheets. The shares are subject to the Company’s Repurchase Option according to the following schedule: (a) one-fourth (1/4th) of the total number of shares shall be released from the Repurchase Option on the anniversary of the issuance date; thereafter, (b) one-forty-eighth (1/48th) of the total number of shares shall be released from the Repurchase Option on the corresponding day of each following month. The Company will recognize stock-based compensation expense ratably over the term of the Repurchase Option based upon the difference between the fair value the award (re-measured on vesting dates and interim financial reporting dates until the service period is complete) and the consideration of each award. During the years ended December 31, 2016 and 2015, the Company recognized stock-based compensation expense of $35,915 and $29,980, respectively, which is included within general and administrative expenses on the statements of operations. As of December 31, 2016, there was $66,958 of unrecognized stock-based compensation expense, subject to re-measurement, that will be recognized over the weighted average remaining vesting period of 1.38 years.

Subsequent to December 31, 2016, aggregate consideration of $32,000 related to the above was received by the Company.

Note 11 – Subsequent Events

Promissory Notes

On March 31, 2017, the Company issued to KT High-Tech a promissory note in the principal amount of $300,000. The note carries an interest rate equal to 8% per annum and accrued interest and principal are due and payable on March 31, 2018. The Company received $200,000 during the three months ended March 31, 2017 and the remaining $100,000 on April 25, 2017.

On June 8, 2017, the Company issued to KT High-Tech a promissory note in the principal amount of $500,000 (paid in cash immediately). The note carries an interest rate equal to 8% per annum and accrued interest and principal are due and payable on March 31, 2018.

Common Stock

On May 16, 2017, the Company cancelled an aggregate of 3,333,334 shares of the Company’s common stock.

15

KULR TECHNOLOGY CORPORATION

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

Preferred Stock

On May 25, 2017, the holders of the Company’s Series A Convertible Preferred Stock and Series A1 Convertible Preferred Stock provided notice to the Company of their election to convert 100% of the outstanding shares of preferred stock into an aggregate of 6,833,334 shares of common stock.

Share Exchange Agreement

On June 19, 2017 (the “Closing Date”), KT High-Tech closed a share exchange agreement (the “Share Exchange Agreement”) with KULR and 100% of the shareholders of KULR (the “KULR Shareholders”) whereby KULR Shareholders, holding all of the 25,000,000 common stock or common stock equivalents issued and outstanding of KULR, transferred those shares of KULR to KT High-Tech in exchange for an aggregate of 50,000,000 newly issued shares of common stock, par value $0.0001 per share, of KT High-Tech (the “KT High-Tech Common Stock”). The aggregate of 50,000,000 newly issued KT High-Tech Common Stock represents approximately 64.57% of the outstanding shares of common stock of KT High-Tech following the Closing Date. Upon the closing of the Share Exchange Agreement, KULR became a wholly owned subsidiary of KT High-Tech. Accordingly, KT High-Tech, through its subsidiary KULR, will primarily focus its operations on KULR’s thermal management business. In addition, KT High-Tech plans to continue to develop opportunities in marketing and distributing products targeted at the internet of things (IoT), mobile and energy storage industries.

Based on these facts, the closing of the Share Exchange Agreement was accounted for as a reverse recapitalization under the provisions of ASC 805-40 Business Combinations – Reverse Acquisitions, with KULR being the acquirer for accounting purposes and KT High-Tech being the accounting acquiree.

16